                                                                SUB-ITEM 77Q1(e)

                             MEMORANDUM OF AGREEMENT
                               (12b-1 FEE WAIVERS)

     This Memorandum of Agreement is entered into as of the effective date listed on Exhibit "A" of this agreement, between AIM Investment Funds, AIM Investment Securities Funds and Short-Term Investments Trust (each a "Trust" and, collectively, the "Trusts"), on behalf of the funds or portfolios, as applicable, listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and Invesco Aim Distributors, Inc. ("Distributors"). Distributors shall and hereby agrees to waive fees of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit "A".

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Distributors agree as follows:

     For the Contractual Waivers (listed in the attached Exhibit), the Trusts and Distributors agree until at least the date set forth on the attached Exhibit "A" (the "Expiration Date") that Distributors will waive Rule 12b-1 distribution plan fees in an amount equal to the rates as set forth on Exhibit "A" multiplied by the average annual daily net assets allocable to such class. Each Trust's Board of Trustees and Distributors may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Distributors will not have any right to reimbursement of any amount so waived.

     For the Contractual Waivers, the Trusts and Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Distributors have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

     For any Voluntary Waivers, the Trust and Distributors agree that these are not contractual in nature and that Distributors may establish, amend and/or terminate such expense limitations at any time in its sole discretion after consultation with each Trust's Board of Trustees. Any delay or failure by Distributors to update this Memorandum of Agreement with regards to the terminations, extensions, or expirations of any Voluntary Waivers shall have no effect on the term of such Voluntary Waivers.

     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the Trusts and Distributors have entered into this Memorandum of Agreement as of the date first above written.

                                   AIM INVESTMENT FUNDS
                                   AIM INVESTMENT SECURITIES FUNDS
                                   SHORT-TERM INVESTMENTS TRUST
                                   AIM VARIABLE INSURANCE FUNDS
                                   on behalf of the Funds listed in Exhibit "A" to this Memorandum of Agreement

                                   By:  /s/ John M. Zerr
                                        ------------------------------
                                   Title: Senior Vice President

                                   INVESCO AIM DISTRIBUTORS, INC.

                                   By:  /s/ John M. Zerr
                                        ------------------------------
                                   Title:  Senior Vice President

                                   EXHIBIT "A"

                              AIM INVESTMENT FUNDS

                                CONTRACTUAL/              EFFECTIVE         EXPIRATION
               FUND               VOLUNTARY    WAIVER       DATE               DATE
-----------------------------   ------------   ------   --------------   -----------------
AIM LIBOR Alpha Fund            Contractual     0.50%   March 31, 2006   February 28, 2011
          Class C Shares

                         AIM INVESTMENT SECURITIES FUNDS

                                CONTRACTUAL/              EFFECTIVE          EXPIRATION
               FUND               VOLUNTARY    WAIVER       DATE                DATE
-----------------------------   ------------   ------   ----------------   ---------------
AIM Short Term Bond Fund        Contractual     0.50%   February 1, 2006    June 30, 2011
            Class C Shares

                          SHORT-TERM INVESTMENTS TRUST

                                   CONTRACTUAL/              EFFECTIVE        EXPIRATION
FUND                                VOLUNTARY    WAIVER        DATE              DATE
---------------------------------  ------------  ------  -----------------  -------------
Government & Agency Portfolio
     Cash Management Class          Contractual   0.02%   June 30, 2005     June 30, 2010
     Personal Investment Class      Contractual   0.20%   June 30, 2005     June 30, 2010
     Private Investment Class       Contractual   0.20%   June 30, 2005     June 30, 2010
     Reserve Class                  Contractual   0.13%   June 30, 2005     June 30, 2010
     Resource Class                 Contractual   0.04%   June 30, 2005     June 30, 2010

Government TaxAdvantage Portfolio
     Cash Management Class
     Personal Investment Class      Contractual   0.02%   June 30, 2005     June 30, 2010
     Private Investment Class       Contractual   0.20%   June 30, 2005     June 30, 2010
     Reserve Class                  Contractual   0.25%   June 30, 2005     June 30, 2010
     Resource Class                 Contractual   0.13%   June 30, 2005     June 30, 2010
                                    Contractual   0.04%   June 30, 2005     June 30, 2010

Liquid Assets Portfolio
     Cash Management Class          Contractual   0.02%   June 30, 2005     June 30, 2010
     Personal Investment Class      Contractual   0.20%   June 30, 2005     June 30, 2010
     Private Investment Class       Contractual   0.20%   June 30, 2005     June 30, 2010
     Reserve Class                  Contractual   0.13%   June 30, 2005     June 30, 2010

STIC Prime Portfolio
    Cash Management Class           Contractual   0.02%   June 30, 2005     June 30, 2010
    Personal Investment Class       Contractual   0.20%   June 30, 2005     June 30, 2010
    Private Investment Class        Contractual   0.20%   June 30, 2005     June 30, 2010
    Reserve Class                   Contractual   0.13%   June 30, 2005     June 30, 2010
    Resource Class                  Contractual   0.04%   June 30, 2005     June 30, 2010

                                   CONTRACTUAL/              EFFECTIVE        EXPIRATION
FUND                                VOLUNTARY    WAIVER        DATE              DATE
---------------------------------  ------------  ------  -----------------  -------------
Tax-Free Cash Reserve Portfolio
     Cash Management Class          Contractual   0.02%  April 30, 2008(4)  June 30, 2010
     Personal Investment Class      Contractual   0.20%  April 30, 2008(1)  June 30, 2010
     Private Investment Class       Contractual   0.25%  April 30, 2008(1)  June 30, 2010
     Reserve Class                  Contractual   0.13%  April 30, 2008(1)  June 30, 2010
     Resource Class                 Contractual   0.04%  April 30, 2008(1)  June 30, 2010
Treasury Portfolio
     Cash Management Class          Contractual   0.02%   June 30, 2005     June 30, 2010
     Personal Investment Class      Contractual   0.20%   June 30, 2005     June 30, 2010
     Private Investment Class       Contractual   0.20%   June 30, 2005     June 30, 2010
     Reserve Class                  Contractual   0.13%   June 30, 2005     June 30, 2010
     Resource Class                 Contractual   0.04%   June 30, 2005     June 30, 2010

                          AIM VARIABLE INSURANCE FUNDS

                                   CONTRACTUAL/              EFFECTIVE        EXPIRATION
                 FUND               VOLUNTARY    WAIVER        DATE              DATE
---------------------------------  ------------  ------  -----------------  -------------
Invesco Van Kampen V.I. Equity
and Income Fund
     Series II                      Contractual   0.20%  February 12, 2010  June 30, 2012

Invesco Van Kampen V.I. Mid Cap
Value Fund
     Series II                      Contractual   0.15%  February 12, 2010  June 30, 2012

----------------
1 Effective April 30, 2008, Tax-Free Cash Reserve Portfolio was reorganized as a portfolio of Tax-Free Investments Trust ("TFIT") to Short-Term Investments Trust following shareholder approval at a meeting held on February 29, 2008. As a portfolio of TFIT, this limitation has been in effect since June 30, 2005.